Exhibit 4.2

CARMAX AUTO FUNDING LLC,

as Depositor,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Owner Trustee

AMENDED AND RESTATED TRUST AGREEMENT

Dated as of September 1, 2026

i

EXHIBITS

EXHIBIT A	Form of Certificate
EXHIBIT B	Form of Registration of Certificate Transfer Direction Letter Pursuant to the Trust Agreement
EXHIBIT C	Form of Certificate of Trust
EXHIBIT D	Form of Voting Designation Letter
EXHIBIT E	Form of Voting Certification Letter

AMENDED AND RESTATED TRUST AGREEMENT, dated as of September 1, 2026 (as amended, supplemented or otherwise modified and in effect from time to time, this “Trust Agreement”), between CARMAX AUTO FUNDING LLC, a Delaware limited liability company, as depositor (the “Depositor”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as owner trustee and not in its individual capacity (in such capacity, the “Owner Trustee”).

WHEREAS, CarMax Select Receivables Trust 2026-C (the “Trust”) was created on August 20, 2026 pursuant to (i) a Trust Agreement, dated as of August 20, 2026 (the “Initial Trust Agreement”), between the Depositor and the Owner Trustee and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 20, 2026; and

WHEREAS, the Depositor and the Owner Trustee wish to amend and restate the Initial Trust Agreement on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Owner Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Sale and Servicing Agreement, dated as of the date hereof, among CarMax Select Receivables Trust 2026-C, as issuer, CarMax Select Receivables Grantor Trust 2026-C, as grantor trust, the Depositor, and CarMax Business Services, LLC, as servicer, as amended, supplemented or otherwise modified and in effect from time to time.

Section 1.2 Other Definitional Provisions.

(a) All terms defined in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Trust Agreement and in any certificate or other documents made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in any such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement. Article, Section and Exhibit references contained in this Trust Agreement are references to Articles, Sections and Exhibits in or to this Trust Agreement unless otherwise specified. The term “including” shall mean “including without limitation.”

(d) The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

ORGANIZATION OF THE TRUST

Section 2.1 Name. The Trust shall be known as “CarMax Select Receivables Trust 2026-C,” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Certificateholders and the Depositor.

Section 2.3 Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority, to engage solely in the following activities:

(i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Trust Agreement, and to sell the Notes and the Certificates upon the written order of the Depositor;

(ii) to establish or cause to be established the Reserve Account which the Depositor will initially fund on the Closing Date, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Servicing Agreement;

(iii) to pay interest on and principal of the Notes and to make distributions to the Certificateholders;

(iv) to form the Grantor Trust, enter into and perform its obligations under the Grantor Trust Agreement, acquire the Grantor Trust Certificate from the Grantor Trust and to convey the Grantor Trust Estate to the Grantor Trust pursuant to the Receivables Contribution Agreement;

(v) to assign, grant, transfer, pledge, mortgage and convey the Owner Trust Estate (other than the Certificate Payment Account and the proceeds thereof) to the Indenture Trustee pursuant to the Indenture and to hold, manage and distribute to the Certificateholders any portion of the Trust Estate released from the lien of, and remitted to the Issuer pursuant to, the Indenture;

(vi) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

(vii) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Certificateholders;

(viii) to acquire, hold and manage the assets of the Trust and the proceeds of those assets; and

(ix) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement or the other Transaction Documents.

Section 2.4 Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Statutory Trust Statute.

Section 2.5 Initial Capital Contribution of Owner Trust Estate. On the Closing Date, the Depositor will sell the Receivables and other related property to the Trust in exchange for the Notes and Certificates pursuant to Section 2.1(a) of the Sale and Servicing Agreement. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that (i) the Trust constitute a statutory trust under the Statutory Trust Statute and that this Trust Agreement constitute the governing instrument of such statutory trust and (ii) solely for income and franchise tax purposes, the Trust shall be treated as a grantor trust and the Notes shall be treated as indebtedness. Unless otherwise required by the appropriate tax authorities, the Trust shall file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a grantor trust for such tax purposes. The parties further agree, unless otherwise required by appropriate taxing authorities or by law, not to take any action, or direct any other party to take any action, inconsistent therewith, including, but not limited to, modifying, or directing any other party to modify, the terms of a Receivable unless the modification is a Permitted Modification. In furtherance of the foregoing, (i) the purpose of the Trust shall be to protect and conserve the assets of the Trust, and the Trust shall not at any time engage in or carry on any kind of business for United States federal income tax purposes or any kind of commercial activity and (ii) the Trust and Owner Trustee (upon written direction from the Certificateholders) (and any agent of either person) shall take, or refrain from taking, all such action as is necessary to maintain the status of the Trust as a grantor trust for United States federal income tax purposes. The provisions of this Trust Agreement shall be interpreted consistently with and to further this intention of the parties. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Statute with respect to accomplishing the purposes of the Trust. The parties have caused the filing of the Certificate of Trust with the Secretary of State.

Section 2.7 Liability of Certificateholders. The Certificateholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized under the General Corporation Law of the State of Delaware.

Section 2.8 Title to Trust Property. Legal title to the entirety of the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee or a separate trustee, as the case may be; provided, that concurrently with or prior to title being deemed to be vested in a co-trustee or a separate trustee, such trustee must provide a written grant of a security interest in the Owner Trust Estate to the Indenture Trustee and must authorize the filing of a financing statement to perfect the Indenture Trustee’s security interest.

Section 2.9 Situs of Trust. The Trust shall be located and administered in the State of Delaware or the State of New York. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of New York. The Trust shall not have any employees in any State other than the State of Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in the State of Delaware or the State of New York, and payments will be made by the Trust only from the State of Delaware or the State of New York. The principal office of the Trust will be at the Corporate Trust Office in the State of Delaware.

Section 2.10 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(i) the Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Receivables;

(ii) the Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Trust Agreement, any of the other Transaction Documents to which the Depositor is a party, the Receivables, the Notes or the Certificates;

(iii) the Depositor has the power and authority to execute, deliver and perform its obligations under this Trust Agreement and the other Transaction Documents to which it is a party, and the Depositor has the power and authority to sell, assign, transfer and convey the property to be sold and transferred to and deposited with the Trust and has duly authorized such transfer and deposit by all necessary limited liability company action, and the execution, delivery and performance of this Trust Agreement and the other Transaction Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary limited liability company action;

(iv) the execution, delivery and performance by the Depositor of this Trust Agreement and the other Transaction Documents to which the Depositor is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Depositor or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Trust Agreement), or violate any law, order, rule or regulation applicable to the Depositor or its properties of any federal or State regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties;

(v) there are no proceedings or investigations pending or, to the knowledge of the Depositor, threatened against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (A) asserting the invalidity of this Trust Agreement, the Sale and Servicing Agreement, the Indenture, any of the other Transaction Documents, the Notes or the Certificates, (B) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Trust Agreement, the Sale and Servicing Agreement, the Indenture or any of the other Transaction Documents, (C) seeking any determination or ruling that would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Trust Agreement, the Sale and Servicing Agreement, the Indenture, any of the other Transaction Documents, the Receivables, the Notes or the Certificates, or (D) that would adversely affect the federal tax attributes or Applicable Tax State franchise or income tax attributes of the Trust or of the Notes or the Certificates; and

(vi) the representations and warranties of the Depositor in Section 3.1 of the Receivables Purchase Agreement are true and correct.

Section 2.11 Covenants of the Certificateholders. Each Certificateholder, by becoming an owner of a Certificate and beneficial owner of the Trust, hereby acknowledges and agrees (a) that the Certificateholder is subject to the terms, provisions and conditions of the Certificate and this Trust Agreement, to which the Certificateholder agrees to be bound; and (b) that it shall not take any position in such Certificateholder’s tax returns inconsistent with Section 2.6 herein and Section 2.4 of the Indenture.

ARTICLE III

CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.1 Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust, and upon the issuance of the Certificates, the Depositor will no longer be a beneficiary of the Trust, except to the extent that the Depositor is a Certificateholder.

Section 3.2 Authorization of the Certificates. Concurrently with the sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Certificates shall be issued in the form set forth in Exhibit A representing one or more definitive, fully registered Certificates (the “Definitive Certificates”) and shall be executed by the Owner Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar to or upon the written order of the Depositor. The Certificates shall in the aggregate represent 100% of the Certificate Percentage Interest in the Trust and shall be fully paid and nonassessable. The Certificates shall be issued in an aggregate nominal principal amount of $100,000 (which shall be deemed to be the equivalent of 100,000 units). The Certificates may be in printed or typewritten form and shall be executed on behalf of the Trust by manual or facsimile signature of an Authorized Officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

If Transfer of the Certificates (or a beneficial interest therein) is permitted pursuant to the transfer restrictions hereunder, a transferee of a Certificate (or a beneficial interest therein) shall become a Certificateholder or Certificate Owner, and shall be entitled to the rights and subject to the obligations of a Certificateholder or Certificate Owner hereunder.

Section 3.3 Book-Entry Certificates.

(a) At the election of the Certificateholder, the Definitive Certificates issued pursuant to Section 3.2 may be exchanged for Book-Entry Certificates, to be delivered to the Certificate Registrar, as agent for the Clearing Agency, by, or on behalf of, the Trust. The Book-Entry Certificates shall be issued in an aggregate nominal principal amount of the exchanged Definitive Certificates, and all beneficial interests in the Book-Entry Certificates shall be owned, in the minimum principal amount of $5,000 and integral multiples of $1 in excess thereof. The Trust shall not issue any Certificate that would cause the aggregate nominal principal amount of all Certificates to exceed $100,000, or 100,000 units, without the prior written consent of all Certificateholders. No distributions of moneys to the Certificateholders under the Transaction Documents shall be deemed to reduce the nominal principal amount of any Certificate prior to payment in full of all Notes;

provided, however, that the final aggregate $100,000 distributed to the Certificateholders under the Transaction Documents upon final distribution of the Trust Estate and termination of the Trust pursuant to Section 9.1 shall be deemed to repay the aggregate nominal principal amount of the Certificates in full; provided, further, that any failure to pay in full the nominal principal amount of a Certificate on such final distribution date shall not result in any recourse to, claim against or liability of any Person for such shortfall. Any amounts payable to the Certificateholders on or in respect of the Certificates under the Transaction Documents shall be paid and allocated to the various Certificateholders ratably based on their respective Certificate Percentage Interests. Such Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC as the initial Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner’s interest in such Book-Entry Certificate, except as provided in Section 3.5. After such time as Book-Entry Certificates have been issued and unless and until Definitive Certificates have been issued to the applicable Certificateholders pursuant to Section 3.5 in exchange for the Book-Entry Certificates:

(i) the provisions of this Section 3.3 shall be in full force and effect;

(ii) the Certificate Registrar, the Paying Agent, the Indenture Trustee and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement (including the distribution or payment of amounts distributable or payable under the Transaction Documents and the giving of instructions or directions hereunder) as the sole Certificateholders, and shall have no obligation to the Certificate Owners;

(iii) to the extent that the provisions of this Section 3.3 conflict with any other provisions of this Trust Agreement, the provisions of this Section 3.3 shall control;

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 3.5, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments due under the Transaction Documents with regard to the Certificates to such Clearing Agency Participants;

(v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders evidencing a specified percentage of the Certificate Percentage Interest, the Clearing Agency shall deliver instructions to the Owner Trustee only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Certificates;

(vi) owners of a beneficial interest in a Book-Entry Certificate will not be entitled to have any portion of a Book-Entry Certificate registered in their names and will not be considered to be the Certificate Owners or Certificateholders of any Certificates under this Trust Agreement; and

(vii) payments on a Book-Entry Certificate will be made to the Clearing Agency, or its nominee, as the registered owner thereof, and none of the Trust, the Owner Trustee, the Indenture Trustee or the Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Certificate or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

(b) Notwithstanding any provision to the contrary herein, so long as a Book-Entry Certificate remains outstanding and is held by or on behalf of the Clearing Agency, transfers of a Book-Entry Certificate, in whole or in part, shall only be made in accordance with Section 3.6. Subject to the following paragraph, transfers of a Book-Entry Certificate shall be limited to transfers of such Book-Entry Certificate in whole, but not in part, to a nominee of the Clearing Agency or to a successor of the Clearing Agency or such successor’s nominee.

In the event that a Book-Entry Certificate is exchanged for one or more Definitive Certificates pursuant to Section 3.5, such Certificates may be exchanged for one another only in accordance with the provisions of this Trust Agreement and with such procedures as may be from time to time adopted by the Trust, the Owner Trustee and the Certificate Registrar.

Section 3.4 Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Trust Agreement, except with respect to Definitive Certificates, the Owner Trustee, the Certificate Registrar or the Paying Agent, as applicable, shall give all such notices and communications specified herein to be given to the Certificateholders to the Clearing Agency, and shall have no obligation to the Certificate Owners.

Section 3.5 Definitive Certificates.

(a) If (i) the Depositor advises the Owner Trustee and the Certificate Registrar in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Owner Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency, then the Clearing Agency shall notify all Certificate Owners and the Paying Agent of the occurrence of any such event and of the availability of Definitive Certificates representing the Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by re-registration instructions, the Certificate Registrar shall promptly notify the Owner Trustee thereof, and the Owner Trustee shall execute, in the name of and on behalf of the Trust, and the Certificate Registrar shall register, authenticate and deliver the Definitive Certificates representing the Certificates in accordance with the instructions of the Clearing Agency. None of the Trust, Certificate Registrar, the Indenture Trustee or the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates representing the Certificates, the Owner Trustee, the Certificate Registrar, the Paying Agent and the Indenture Trustee shall recognize such Holders of the Definitive Certificates, as reflected on the Certificate Register, as the applicable Certificateholders.

(b) Subject to the transfer restrictions contained herein and in the Certificates, any Holder of a Definitive Certificate may transfer all or any portion of the Certificate Percentage Interest (subject to the requirements set forth in Sections 3.3 and 3.6) evidenced by such Certificate upon surrender thereof to the Certificate Registrar accompanied by the documents required by this Section 3.5. Such transfer may be made by a registered Certificateholder in person or by such Certificateholder’s attorney duly authorized in writing upon surrender of the Certificate to the Certificate Registrar accompanied by (i) a written instrument of transfer in the form of the “Assignment” attached to the Form of Certificate attached hereto as Exhibit A and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Certificate Registrar may reasonably require, (ii) an executed direction letter regarding registration of such transfer in the form attached hereto as Exhibit B given by the prospective transferee of such interest stating that the transfer of such interest has been made in accordance with the applicable restrictions in this Trust Agreement, and (iii) the documents required by Section 3.6(d) hereof. Promptly upon the receipt of such documents and receipt by the Certificate Registrar of the transferor’s Certificate, the Certificate Registrar shall record the name of such transferee as a Certificateholder and its Certificate Percentage Interest in the Certificate Register, and shall notify the Owner Trustee thereof, whereupon the Owner Trustee shall execute, in the name of and on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver to such Certificateholder, a Certificate evidencing such Certificate Percentage Interest. In the event a transferor transfers only a portion of its Certificate Percentage Interest, the Owner Trustee shall execute, in the name of and on behalf of the Trust, and the Certificate Registrar shall register, authenticate and deliver to such transferor, a new Certificate evidencing such transferor’s new Certificate Percentage Interest and the Owner Trustee shall execute, in the name of and on behalf of the Trust, and the Certificate Registrar shall register, authenticate and deliver to such transferee, a new Certificate evidencing such transferee’s Certificate Percentage Interest. Subsequent to each transfer of a beneficial interest and upon the issuance of the new Certificate or Certificates, the Certificate Registrar shall cancel and destroy in accordance with its customary practices the Certificate surrendered to it in connection with such transfer. The Owner Trustee, the Certificate Registrar and the Indenture Trustee shall treat, for all purposes whatsoever (other than as required by Section 3.6 or under applicable law), the Person in whose name any Certificate is registered as the owner of the Certificate Percentage Interest evidenced by such Certificate without regard to any notice to the contrary.

Definitive Certificates will not be eligible for clearing or settlement through DTC, Euroclear or Clearstream.

Section 3.6 Registration of Certificates; Transfer and Exchange of Certificates.

(a) The Indenture Trustee initially shall be the registrar (the “Certificate Registrar”) for the purpose of registering Certificates and Transfers of Certificates as herein provided. The Certificate Registrar shall cause to be kept, at the office or agency maintained pursuant to Section 3.10, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and the registration of Transfers of Certificates. Upon any resignation of any Certificate Registrar, the Owner Trustee shall, upon receipt of written instructions from the Depositor, promptly appoint a successor. For the avoidance of doubt, a Certificate is not negotiable, and the records maintained by the Certificate Registrar in the Certificate Register with respect to each Certificate and its related registered owner are intended to cause the Certificates to be issued in registered form, within the meaning of Treasury Regulation Sections 5f.103-1(c) and 1.871-14 (and any successor provisions), and shall record (a) the Certificate Percentage Interest evidenced by each Certificate and (b) all distributions made to each Certificateholder with respect to the Trust’s assets. The entries in the Certificate Register shall be conclusive absent manifest error.

To the extent permitted under applicable law (including, but not limited to, ERISA), neither the Owner Trustee nor the Certificate Registrar shall be under any liability to any Person for any registration of transfer of any Certificate that is in fact not permitted or for taking any other action with respect to such Certificate under the provisions of this Trust Agreement so long as such transfer was registered by the Owner Trustee or the Certificate Registrar in accordance with this Trust Agreement.

(b) A Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the related Certificate, subject to the restrictions set forth in Section 3.5 and this Section 3.6. Subject to the transfer restrictions contained herein and in the Certificate, each Certificateholder may transfer all or any portion of the Certificate Percentage Interest evidenced by such Certificate (1) upon delivery to the Certificate Registrar of the documents required by Section 3.5 and this Section 3.6, and (2) in the case of a Definitive Certificate, surrender of such Definitive Certificate to the Certificate Registrar.

(c) The Certificates may not be acquired by, on behalf of, or with the assets of any (i) “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans, that is subject to the provisions of Section 4975 of the Code, (iii) entity or account whose underlying assets include “plan assets” within the meaning of the Plan Asset Regulation by reason of an employee benefit plan’s or plan’s investment in such entity or (iv) employee benefit plan or arrangement that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code (each of (i) through (iv), a “Plan”). Each Certificateholder (and its fiduciary, if applicable) shall be deemed to have represented and warranted that such Certificateholder is not a Plan and is not acting on behalf of or using the assets of a Plan to effect the transfer of such Certificate.

(d) Each Certificateholder and, if different, each Certificate Owner, shall deliver to the Owner Trustee, the Administrator and the Paying Agent on or prior to the date on which such Certificateholder or Certificate Owner becomes a Certificateholder or Certificate Owner under this Trust Agreement a correct, complete and properly executed IRS Form W-9 or IRS Form W-8 (other than an IRS Form W-8ECI or an IRS Form W-8IMY with any IRS Form W-8ECI attached), as applicable, or any successors to such IRS forms or other reasonable information or certification requested by the Owner Trustee, the Administrator or the Paying Agent (x) to permit the applicable withholding agent (including the Owner Trustee, the Indenture Trustee or the Paying Agent) to make payments to such owner without withholding (including any FATCA withholding tax), (y) to enable the Trust to qualify for a reduced rate of withholding in any jurisdiction from or through which the Trust receives payments on its assets, or (z) to enable the applicable withholding agent (including the Owner Trustee, the Indenture Trustee or the Paying Agent) to satisfy any reporting or other obligations under any applicable tax law (including FATCA), and will update or replace such form, certification or other information as necessary in accordance with its terms or its subsequent amendments (and in no event shall provide an IRS Form W-8ECI or IRS Form W-8IMY with any IRS Form W-8ECI attached).

(e) Each purchaser and transferee of a Definitive Certificate (or interest therein), and any fiduciary acting on behalf of a purchaser or transferee of a Definitive Certificate, will be required to represent in writing to the Owner Trustee, the Depositor and the Certificate Registrar, and each purchaser and transferee of a beneficial interest in a Book-Entry Certificate (or interest therein) (other than a U.S. corporate Affiliate of the Depositor, or disregarded entity thereof) shall be deemed to have acknowledged, represented and agreed (unless the Depositor has received an opinion of nationally recognized tax counsel to the effect that the transfer of the Certificate without any or all of the deemed representations and agreements described below, in and of itself, will not (i) cause the Trust to be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes or (ii) cause the Grantor Trust to be treated as other than a grantor trust for United States federal income tax purposes, and the Depositor has consented in writing that no such deemed representation is required) as follows:

(i) it (and any Person for which it holds Certificates as agent or nominee) has neither acquired nor will it transfer any Certificate it purchases (or any interest therein) or cause any such Certificate (or any interest therein) to be marketed on or through an “established securities market” within the meaning of Section 7704(b)(1) of the Code, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations;

(ii) it either (A) is not, and will not become, a partnership, Subchapter S corporation or grantor trust for United States federal income tax purposes or (B) is such an entity, but it is not and will not be used with a principal purpose of the arrangement involving such entity’s beneficial interest in any Restricted Notes or Certificates (or interest therein) to permit any partnership to satisfy the 100 partner limitation of Treasury Regulation Section 1.7704-1(h)(1)(ii) necessary for such partnership not to be classified as a publicly traded partnership under the Code;

(iii) it is not a Plan and is not acting on behalf of or using the assets of a Plan to effect the transfer of such Certificate;

(iv) its beneficial interest in the Certificates (and any interests therein) is not and shall not be less than the minimum principal amount for the Certificates set forth in this Trust Agreement, and it does not and will not hold any interest on behalf of any Person whose beneficial interest in such a Certificate is in an amount that is less than the minimum principal amount for such Certificate set forth in this Trust Agreement (in each case, reduced by previous payments to the Certificateholders with respect of principal of such Certificate);

(v) it has complied with Section 3.6(d) and delivered appropriate tax documentation;

(vi) each registered owner of, and, if different, each owner of a beneficial interest in, a Certificate represents to the Trust and Owner Trustee by acceptance of a Certificate or interest therein that it is not and will not become subject to any FATCA Withholding. In the case of a Certificateholder that is not a U.S. Tax Person and provides a IRS Form W-8BEN or IRS Form W-8BEN-E under Section 3.6(d) in order to claim the benefits of the exemption for portfolio interest under Sections 871 or 881 of the Code (instead of, for example, claiming the benefits of an income tax treaty to which the United States is a party), such Certificateholder (or in the case of a Certificateholder providing IRS Form W-8IMY, the beneficial owner of the Certificate) hereby represents that it is not (i) a “bank” within the meaning of Section 881(c)(3) of the Code, (ii) a “10 percent shareholder” of an obligor on a Receivable within the meaning of Section 871(h) or 881(c)(3) of the Code (as the case may be) or (iii) a “controlled foreign corporation” with respect to such an obligor described in Section 881(c)(3) of the Code. In the case of a Certificateholder that is not a U.S. Tax Person, such person represents to the Trust and Owner Trustee by acceptance of a Certificate or interest therein that it is not acquiring or holding a Certificate or beneficial interest therein in connection with a trade or business within the United States (within the meaning of Section 864 of the Code);

(vii) (A) it shall provide to the Administrator on behalf of the Trust and the Depositor any further information requested by the Trust to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and (B) if it is not the beneficial owner of a Certificate, such beneficial owner shall provide to the Administrator on behalf of the Trust and the Depositor any further information requested by the Trust to comply with Sections 6221 through 6241 of the Code, including Section 6226(a) of the Code (and any corresponding provision of state law) and, to the extent the Trust determines such appointment necessary for it to make an election under Section 6226(a) of the Code (or any corresponding provision of state law), hereby appoints the transferee as its agent for purposes of receiving any notifications or information pursuant to the notice requirements under Section 6226(a)(2) of the Code (and any corresponding provision of state law);

(viii) unless the Depositor has received an opinion from a nationally recognized tax counsel that the restriction on the proposed acquisition or ownership of a Certificate (or interest therein) described by this paragraph is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the Code to apply to the applicable Notes described below in a manner that could cause a material adverse tax effect on the Trust, (A) a Section 385 Certificateholder or potential Section 385 Certificateholder cannot acquire or hold a Certificate (or interest therein) if (i) a member of any “expanded group”(as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder or potential Section 385 Certificateholder owns any Notes or (ii) a Section 385 Controlled Partnership of such expanded group owns any Notes and (B) a Section 385 Certificateholder cannot hold a Certificate (or interest therein) if (i) a member of any “expanded group”(as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder acquires any Notes from the Trust or any Affiliate of the Trust or through the marketplace or (ii) a Section 385 Controlled Partnership of such expanded group acquires any Notes from the Trust or any Affiliate of the Trust or through the marketplace. The preceding sentence shall not apply if the holder or potential holder of the applicable Notes is a U.S. corporate member of the same U.S. corporate affiliated group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury Regulation Section 1.385-3(g)(12))). If a Certificateholder (or Certificate Owner) fails to comply with the requirements of this paragraph, the Trust or Depositor is authorized, at its discretion, to compel such Certificateholder (or Certificate Owner) to sell its Certificate (or interest therein) to a Person whose ownership does not result in a failure to comply with this paragraph so long as such sale does not otherwise cause a material adverse tax effect on the Trust;

(ix) it (and any Person for which it holds Certificates as agent or nominee) understands that, after the date hereof, a Certificate (or beneficial interest therein) cannot be sold or transferred to a Person that beneficially owns a Note (or interest therein) if such sale or transfer would result in such person beneficially owning more than 99% of the Certificates of the Trust (and any other interest in the Trust treated as equity for United States federal income tax purposes);

(x) in the event a Certificate is required to be treated as a partnership interest in the Trust for United States federal income tax purposes, upon any subsequent transfer of a Certificate (or any interest therein), the transferee will comply with Section 1446(f) of the Code (including with respect to deducting and withholding from the purchase price paid in respect of such Certificate (or interest therein) unless the subsequent transferee obtained and provided to the Depositor a certificate providing for an exemption from such withholding);

(xi) it (and any Person for which it holds Certificates as agent or nominee) acknowledges that the Trust may provide such information and other information concerning its investment in the Certificates to the IRS and that the Trust has the right under this Trust Agreement to withhold on any beneficial owner of an interest in a Certificate that fails to comply with the foregoing requirements;

(xii) it (and any Person for which it holds Certificates as agent or nominee) understands that any attempted transfer that contravenes any provisions of Section 3.5(b), Section 3.6(e) or Section 3.6(i) shall be a void transfer ab initio. While such a transfer is void ab initio, to the extent necessary, the Trust has the right to, and may, cause the sale of any Certificates acquired in violation of such Sections above at the cost and risk of the purported owner. If at any time the Trust determines or is notified that a purported owner of a Certificate or interest therein, as the case may be, was in breach, at the time given, of any of the representations set forth in such Sections, the Trust may require that such Certificate or such beneficial interest therein be transferred to a person designated by the Trust. If the purported transferee fails to transfer such Certificate or such beneficial interests therein within thirty (30) days after notice of the voided transfer, then the Trust shall cause such purported Certificateholder’s interest (or beneficial owner) to be transferred in a commercially reasonable sale arranged by the Trust (conducted by the Trust or an agent of the Trust in accordance with Section 9-610(b) of the UCC as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Owner Trustee and the Trust that such transfer would not violate such Sections above.

(xiii) the transferee is either (a) an Affiliate of the Depositor, or (b) (1) is a Qualified Institutional Buyer, (2) is aware that the sale of the Certificates (other than a sale of the Certificates by the Depositor or any of its Affiliates as part of the initial distribution or any redistributions of the Certificates by the Depositor or any of its Affiliates) to it is being made in reliance on the exemption from registration provided by Rule 144A, and (3) is acquiring the Certificates for its own account or for one or more accounts, each of which is a Qualified Institutional Buyer, and as to each of which the owner exercises sole investment discretion;

(xiv) the transferee understands that the Certificates will bear a legend that complies with Section 3.6(j);

(xv) the transferee understands that the Certificates are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, none of the Certificates have been or will be registered under the Securities Act, and, if in the future the transferee decides to offer, resell, pledge or otherwise transfer the Certificates, such Certificates may only be offered, resold, pledged or otherwise transferred in accordance with this Trust Agreement and the applicable legend or legends on such Certificates. The transferee acknowledges that no representation is being made by the Trust as to the availability of any exemption under the Securities Act or any applicable State securities laws for resale of the Certificates;

(xvi) the transferee understands that an investment in the Certificates involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances. The transferee has had access to such financial and other information concerning the Trust and the Certificates as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Certificates. The transferee has such knowledge and experience in financial and business matters that the transferee is capable of evaluating the merits and risks of its investment in the Certificates, and the transferee and any accounts for which it is acting are each able to bear the economic risk of its investment;

(xvii) the transferee will not make any general solicitation by means of general advertising or in any other manner, or take any other action that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or any other applicable securities laws or require registration pursuant thereto, and will not authorize any Person to act on its behalf, in such manner with respect to the Certificates;

(xviii) the transferee is not acquiring the Certificates with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(xix) the transferee will provide notice to each Person to whom it proposes to transfer any interest in the Certificates of the transfer restrictions and representations set forth in this Trust Agreement, including the Exhibits hereto;

(xx) the transferee acknowledges that the Trust, the Owner Trustee, the Certificate Registrar, the Depositor and others shall rely upon the truth and accuracy of the acknowledgements, representations, warranties and agreements in the Trust Agreement and agrees that if any of the acknowledgements, representations, warranties or agreements made by it in connection with its purchase of the Certificates are no longer accurate, the transferee will promptly notify the Trust, the Owner Trustee and the Depositor.

(xxi) the transferee understands that if (a) a transfer or attempted or purported transfer of any Certificate or interest therein was consummated in compliance with the provisions of this Trust Agreement on the basis of a materially incorrect certification from the transferor or purported transferee, (b) a transferee of a Definitive Certificate failed to deliver to the Certificate Registrar, the Trust and the Owner Trustee an executed direction letter regarding registration of such transfer in the form attached hereto as Exhibit B, or (c) the Certificateholder of any Certificate or interest therein is in material breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such Certificateholder, the Certificate Registrar, upon actual knowledge of such circumstances, will not register such attempted or purported transfer and, if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall not operate to transfer any rights to the purported transferee (such purported transferee, a “Disqualified Transferee”) and the last preceding Certificateholder of such Certificate that was not a Disqualified Transferee shall be restored to all rights as a Certificateholder thereof retroactively to the date of the purported transfer of such Certificate by such Certificateholder, and the Certificate Registrar shall so notify the Owner Trustee;

(xxii) the transferee acknowledges that in connection with the transfer of the Certificates (a) none of the Trust, the Servicer, the Depositor, the Indenture Trustee, any placement agent of the Certificates nor the Owner Trustee is acting as a fiduciary or financial or investment adviser for the transferee, (b) the transferee is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Trust, the Servicer, the Depositor, any placement agent of the Certificates, the Indenture Trustee or the Owner Trustee other than in the most current offering memorandum or private placement memorandum for such Certificates and any representations expressly set forth in a written agreement with such party, (c) none of the Trust, the Servicer, the Depositor, the Indenture Trustee, the Owner Trustee or any placement agent of the Certificates has given to the transferee (directly or indirectly through any other person) any assurance, guarantee or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence or benefit (including legal, regulatory, tax, financial, accounting or otherwise) of its purchase or the documentation for the Certificates, (d) the transferee has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to or contemplated by this Trust Agreement) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by any placement agent of the Certificates, the Trust, the Servicer, the Depositor, the Indenture Trustee or the Owner Trustee, (e) the transferee has determined that the rates, prices or amounts and other terms of the purchase and sale of the Certificates reflect those in the relevant market for similar transactions, (f) the transferee is purchasing the Certificates with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume (financially and otherwise) these risks, and (g) the transferee is a sophisticated investor familiar with transactions similar to its investment in the Certificates;

(xxiii) the transferee agrees that the Administrator and the Trust shall be fully protected in relying upon, and by acceptance of a Certificate (or interest therein) it agrees to indemnify and hold the Administrator and the Trust harmless against all claims or liability of any kind arising in connection with or related to the Administrator’s and the Trust’s reliance upon, any information provided by it to the Administrator in accordance with the terms of this paragraph and any failure by it to provide any such information; and

(xxiv) the transferee shall provide to the Administrator on behalf of the Trust and the Depositor any further information required by the Trust to comply with the Corporate Transparency Act, 31 U.S.C. § 5336, and its implementing regulations as may be amended from time to time (the “CTA”), including informing the Administrator if the transferee or an owner of the transferee will own or control at least 25 percent of the ownership interests of the Trust as those terms are defined in the CTA, and if it is not the beneficial owner of a Certificate, such beneficial owner shall provide to the Administrator on behalf of the Trust and the Depositor any further information required by the Trust to comply with the CTA, including informing the Administrator if the beneficial owner or an owner of the beneficial owner will own or control at least 25 percent of the ownership interests of the Trust as those terms are defined in the CTA.

(f) Each purchaser, beneficial owner and subsequent transferee of Certificates or an interest therein will be required or deemed to acknowledge that the Trust may provide any information concerning its investment in the Certificates to the IRS. In addition, each purchaser, beneficial owner and subsequent transferee of Certificates or an interest therein will be required or deemed to understand and acknowledge that the Trust and each of the Indenture Trustee, the Owner Trustee and the Paying Agent on its behalf has the right, hereunder, to withhold on any beneficial owner of an interest in a Certificate that fails to comply with the foregoing requirements.

(g) No Certificateholder shall Transfer any Certificate initially held by it unless such Transfer is made pursuant to an effective registration statement or otherwise in accordance with the requirements under the Securities Act and effective registration or qualification under applicable State securities laws, or is made in a transaction which does not require such registration or qualification. If a Transfer is to be made in reliance upon an exemption from the Securities Act and under applicable State securities laws, (i) the Certificate Registrar may require an Opinion of Counsel reasonably satisfactory to the Certificate Registrar and the Depositor substantially to the effect that such Transfer may be made pursuant to an exemption from the Securities Act and applicable State securities laws and describing the applicable exemption and the basis therefor, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor or the Owner Trustee, and (ii) the Certificate Registrar may require the transferee to execute a certification acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor setting forth the facts surrounding such Transfer.

(h) If (1) a transfer or attempted or purported transfer of any Certificate or interest therein was consummated in compliance with the provisions of this Section 3.6 on the basis of a materially incorrect certification from the transferor or purported transferee, or (2) the Certificateholder of any Certificate or interest therein is in material breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such Certificateholder, the Certificate Registrar, upon actual knowledge of such circumstances, will not register such attempted or purported transfer and, if a transfer has been registered, such transfer shall be absolutely null and void ab initio and shall not operate to transfer any rights to a Disqualified Transferee and the last preceding Certificateholder of such Certificate that was not a Disqualified Transferee shall be restored to all rights as a Certificateholder thereof retroactively to the date of the purported transfer of such Certificate by such Certificateholder, and the Certificate Registrar shall promptly notify the Owner Trustee thereof.

(i) No transfer of a Certificate (or any interest therein) is permitted unless such transfer is of a Certificate with a Certificate Percentage Interest of 5% or more (or of an interest in a Certificate representing a Certificate Percentage Interest of 5% or more).

(j) Each Certificate shall bear a legend in substantially the following form, unless the Depositor determines otherwise in accordance with applicable law:

“THIS CERTIFICATE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED

INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (2) TO THE DEPOSITOR OR ANY OF ITS AFFILIATES, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH CERTIFICATE OR CERTIFICATE PERCENTAGE INTEREST IN SUCH CERTIFICATE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID, AND THE ISSUER MAY REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

BY ACQUIRING THIS CERTIFICATE (OR INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) IS DEEMED TO REPRESENT AND WARRANT THAT SUCH PURCHASER OR TRANSFEREE IS NOT ACQUIRING AND WILL NOT HOLD THIS CERTIFICATE (OR INTEREST HEREIN) ON BEHALF OF OR WITH THE ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

EACH PURCHASER OR TRANSFEREE WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE

PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE OR BENEFICIAL INTEREST IN SUCH CERTIFICATE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID, AND THE ISSUER MAY REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

TRANSFERS OF THIS CERTIFICATE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE TRUST AGREEMENT.”

(k) Unless the Depositor has received an opinion from a nationally recognized tax counsel that the restriction on the proposed acquisition or ownership of a Certificate (or interest therein) described by this paragraph is no longer necessary to conclude that any such acquisition (and subsequent resale of the applicable Notes described below) will not cause the Treasury Regulations under Section 385 of the Code to apply to the applicable Notes described below in a manner that could cause a material adverse tax effect on the Trust, (A) a Section 385 Certificateholder or potential Section 385 Certificateholder cannot acquire or hold a Certificate (or interest therein) if (i) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder or potential Section 385 Certificateholder owns any Notes or (ii) a Section 385 Controlled Partnership of such expanded group owns any Notes and (B) a Section 385 Certificateholder cannot hold a Certificate (or interest therein) if (i) a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Section 385 Certificateholder acquires any Notes from the Trust or any Affiliate of the Trust or through the marketplace or (ii) a Section 385 Controlled Partnership of such expanded group acquires any Notes from the Trust or any Affiliate of the Trust or through the marketplace. The preceding sentence shall not apply if the holder or potential holder of the applicable Notes is a U.S. corporate member of the same U.S. corporate affiliated group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes each of any applicable related Section 385 Certificateholders (including in the case of a partnership, the relevant “expanded group partner” (as defined in Treasury Regulation Section 1.385-3(g)(12))). If a Certificateholder (or Certificate Owner) fails to comply with the requirements of this paragraph, the Trust or Depositor is authorized, at its discretion, to compel such Certificateholder (or Certificate Owner) to sell its Certificate (or interest therein) to a Person whose ownership does not result in a failure to comply with this paragraph so long as such sale does not otherwise cause a material adverse tax effect on the Trust.

Section 3.7 Mutilated, Destroyed, Lost or Stolen Certificates.

(a) If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to hold each of the Trust, the Certificate Registrar and the Owner Trustee harmless, then, in the absence of notice to the Trust, the Certificate Registrar or the Owner Trustee that such Certificate has been acquired by a “protected purchaser” (as defined in the Relevant UCC), the Owner Trustee shall execute on behalf of the Trust and the Owner Trustee shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Certificate, as the case may be, a replacement Certificate, as the case may be, of like tenor and Certificate Percentage Interest. If, after the delivery of such replacement Certificate or payment of a destroyed, lost or stolen Certificate pursuant to the proviso to the preceding sentence, a “protected purchaser” (as defined in the Relevant UCC) of the original Certificate in lieu of which such replacement Certificate was issued presents for payment such original Certificate, the Trust and the Owner Trustee shall be entitled to recover such replacement Certificate (or such payment) from the Person to whom such replacement Certificate was delivered or any Person taking such replacement Certificate from such Person to whom such replacement Certificate was delivered or any assignee of such Person, except a “protected purchaser” (as defined in the Relevant UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trust or the Owner Trustee in connection therewith.

(b) Upon the issuance of any replacement Certificate under this Section 3.7, the Trust may require the payment by the Holder of such Certificate of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such issuance and any other reasonable expenses (including the fees and expenses of the Owner Trustee) related thereto.

(c) Every replacement Certificate issued pursuant to this Section 3.7 in replacement of any mutilated, destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Trust, whether or not the mutilated, destroyed, lost or stolen Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Trust Agreement equally and proportionately with any and all other Certificates duly issued hereunder.

(d) The provisions of this Section 3.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.8 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name such Certificate is registered in the Certificate Register (as of the day of determination) as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

Section 3.9 Access to List of Certificateholders’ Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to the Servicer and the Depositor, or to the Indenture Trustee or the Owner Trustee, within fifteen (15) days after receipt by the Certificate Registrar of a written request therefor from the Servicer, the Depositor or the Indenture Trustee or the Owner Trustee, as the case may be, a list, in such form as the requesting party may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates evidencing not less than 25% of the aggregate Certificate Percentage Interest apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five (5) Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Certificateholder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 3.10 Maintenance of Office or Agency. The Certificate Registrar shall maintain in St. Paul, Minnesota, an office or offices or agency or agencies where Certificates may be surrendered for registration of Transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and the Transaction Documents may be served. The Certificate Registrar shall give prompt written notice to the Depositor, the Owner Trustee and the Certificateholders of any change in the location of the Certificate Registrar or any such office or agency.

Section 3.11 Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Payment Account pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Payment Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Paying Agent shall initially be the Indenture Trustee and any co-paying agent chosen by the Indenture Trustee. The Indenture Trustee shall be permitted to resign as Paying Agent upon thirty (30) days’ written notice to the Depositor and the Owner Trustee. In the event that the Indenture Trustee shall no longer be the Paying Agent, the Owner Trustee, upon receipt of written instructions from the Depositor, shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall direct such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.12 Directions Rights, U.S. Designee.

(a) Notwithstanding anything to the contrary in any Transaction Document, any Direction Rights of a Foreign Certificateholder may be exercised only by a U.S. Designee. Each such Foreign Certificateholder is hereby deemed to agree and irrevocably appoint the Administrator as such Foreign Certificateholder’s U.S. Designee to act with full authority and discretionary powers as such Foreign Certificateholder’s agent with respect to any Direction Right in connection with any Certificate, unless another U.S. Designee delivers, on behalf of such Foreign Certificateholder, to the Administrator, Owner Trustee and the Paying Agent a signed copy of a Voting Certification Letter, substantially in the form of Exhibit E hereto, certifying that such U.S. Designee is a U.S. Tax Person and that it will notify the Administrator, Owner Trustee and the Paying Agent if it ceases to be a U.S. Tax Person, and a copy of a Voting Designation Letter, substantially in the form of Exhibit D hereto, signed by the Foreign Certificateholder irrevocably assigning the Foreign Certificateholder’s Direction Rights in respect of its Certificates, as applicable, to the U.S. Designee. Any Foreign Certificateholder, upon becoming a Foreign Certificateholder shall deliver written notice to the Administrator, Owner Trustee and Paying Agent specifically referencing this Trust Agreement and this Section 3.12 and stating that such Certificateholder is a Foreign Certificateholder. In the absence of an IRS Form W-9 or a signed copy of a Voting Certification Letter in accordance with this Section 3.12, each of the Trust, Administrator, Owner Trustee and Paying Agent may conclusively assume such Certificateholder is a Foreign Certificateholder and shall treat the Administrator as such Certificateholder’s U.S. Designee.

(b) To the extent any of the foregoing provisions of Section 3.12(a) are held to be unenforceable, the Owner Trustee and the Paying Agent shall treat any Foreign Certificateholders’ Direction Rights that may not be exercised by a U.S. Designee as being exercised pro rata (on the basis of the Percentage Interest held by such Foreign Certificateholder) in the same manner accordance with the Direction Rights exercised by the other Certificateholders of the same class who validly exercised their Direction Rights through a U.S. Designee (or are otherwise a U.S. Tax Person).

(c) The Administrator shall provide direction to the Owner Trustee and Paying Agent based on the direction of the Certificateholders as provided in this Section 3.12. The Owner Trustee shall have no obligation or liability for determining whether a Certificateholder or Certificate Owner is entitled to exercise Direction Rights hereunder.

ARTICLE IV

ACTIONS BY OWNER TRUSTEE

Section 4.1 Prior Notice to Certificateholders with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless (i) at least thirty (30) days before the taking of such action, the Owner Trustee shall have notified the Certificateholders, the Administrator and the Depositor (who shall promptly forward such notice to the Rating Agencies) in writing of the proposed action and (ii) the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Holders have withheld consent or provided alternative direction:

(i) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought by the Servicer in connection with the collection of the Receivables) and the settlement of any action, proceeding, investigation, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection by the Servicer of the Receivables);

(ii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(iii) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Certificateholders;

(iv) the amendment, change or modification of the Sale and Servicing Agreement or the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

(v) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent for the Notes or Indenture Trustee or pursuant to this Trust Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent for the Notes or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Trust Agreement, as applicable.

Section 4.2 Action by Certificateholders with Respect to Certain Matters. The Owner Trustee may not, except upon the occurrence of an Event of Servicing Termination subsequent to the payment in full of the Notes and in accordance with the written direction of the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest, (i) remove the Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (ii) appoint a successor Servicer pursuant to Article VIII of the Sale and Servicing Agreement, (iii) remove the Administrator pursuant to Section 9 of the Administration Agreement, (iv) appoint a successor Administrator pursuant to Section 9 of the Administration Agreement or (v) sell the Receivables after the termination of the Indenture, except as expressly provided in the Transaction Documents.

Section 4.3 Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust unless (i) the Notes have been paid in full and (ii) each Certificateholder approves of such commencement in writing in advance and delivers to the Owner Trustee a certificate certifying that such Person reasonably believes that the Trust is insolvent.

Section 4.4 Restrictions on Certificateholders’ Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Trust Agreement or any of the other Transaction Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

Section 4.5 Majority Control. Except as expressly provided herein and for the avoidance of doubt subject to Section 3.12, any action that may be taken by the Certificateholders under this Trust Agreement may be taken by the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Trust Agreement shall be effective if signed by the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest at the time of the delivery of such notice.

Section 4.6 Certain Litigation Matters. The Owner Trustee shall provide prompt written notice to the Depositor, the Seller and the Servicer of any action, proceeding or investigation known to the Owner Trustee that could reasonably be expected to adversely affect the Trust or the Owner Trust Estate.

ARTICLE V

APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.1 Establishment of Certificate Payment Account. Pursuant to Section 4.1 of the Sale and Servicing Agreement, the Servicer has agreed to establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the “CarMax Select Receivables Trust 2026-C Trust Account” (the “Certificate Payment Account”). The Certificate Payment Account shall be held in trust for the benefit of the Certificateholders. Except as expressly provided in Section 3.11, the Certificate Payment Account shall be under the sole dominion and control of the Indenture Trustee. All monies deposited from time to time in the Certificate Payment Account pursuant to the Sale and Servicing Agreement or the Indenture shall be applied as provided in this Trust Agreement, the Sale and Servicing Agreement and the Indenture. The amounts on deposit in the Certificate Payment Account shall not be invested.

Section 5.2 Application of Trust Funds.

(a) On each Distribution Date, upon receipt of written instructions from the Servicer pursuant to Section 4.1(c) of the Sale and Servicing Agreement, the Paying Agent shall distribute to the Certificateholders, in proportion to each Certificateholder’s Certificate Percentage Interest, amounts deposited in the Certificate Payment Account on such Distribution Date pursuant to Section 4.1(c) of the Sale and Servicing Agreement and Section 2.8 of the Indenture with respect to such Distribution Date. After the termination of the Indenture in accordance with its terms, the Paying Agent shall distribute all amounts received (if any) by the Issuer, the Paying Agent and the Owner Trustee in respect of the Trust Estate to or at the direction of the Administrator, ratably, based on the Certificateholder’s respective Certificate Percentage Interests, subject to Section 3808(e) of the Statutory Trust Statute.

(b) On each Distribution Date, the Paying Agent shall, or, if the Indenture Trustee is not the Paying Agent, the Indenture Trustee shall direct the Paying Agent to, make available to each Certificateholder the statement provided to the Indenture Trustee by the Servicer pursuant to Section 4.9 of the Sale and Servicing Agreement with respect to such Distribution Date.

(c) In the event that any withholding tax is imposed on any Trust payment (or any allocation of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2. The Owner Trustee and each Paying Agent are hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any such withholding tax that is legally owed by the Trust (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Owner Trustee or the Paying Agent may withhold such amounts in accordance with this Section 5.2. If a Certificateholder wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

Section 5.3 Method of Payment. Subject to Section 5.2(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar and the Paying Agent appropriate written instructions at least five (5) Business Days prior to such Distribution Date and such Certificateholder is the Depositor or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Scheduled Maturity Date or otherwise) will be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Certificate Registrar pursuant to Section 3.10.

Section 5.4 No Segregation of Monies; No Interest. Subject to Section 5.1 and Section 5.2, monies received by the Owner Trustee hereunder need not be segregated in any manner except to the extent required by law, the Indenture or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not be liable for any interest thereon.

Section 5.5 Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others.

(a) The Administrator shall (i) maintain (or cause to be maintained) the books of the Trust on a calendar year basis and based on the accrual method of accounting and (ii) shall prepare and deliver, or, at the request of the Administrator, the Paying Agent shall deliver (or cause to be delivered) to the Owner Trustee and/or each Certificateholder, as applicable, such information in its possession hereunder that is customarily provided to a Certificateholder to enable such Certificateholder to prepare its United States federal and state income tax returns and any further information reasonably requested by such Certificateholder to the extent such information is reasonably obtainable, and may be required, to enable each Certificateholder to prepare its United States federal and state income tax returns. The Administrator shall cause and file (or cause to be filed) any required tax returns relating to the Trust including, if applicable, a trust return IRS Form 1041 or reporting for widely held fixed investment trusts under Treasury Regulations Section 1.671-5 (or if not respected as a grantor trust and the Trust is treated as a partnership for United States federal income tax purposes, a partnership return IRS Form 1065 and IRS Form Schedule K-1). The Administrator shall sign pursuant to the power granted thereto pursuant to this Trust Agreement, on behalf of the Trust, the Trust’s tax returns, if any, unless applicable law requires a Certificateholder or the Owner Trustee to sign such documents, in which case such person hereby agrees to sign or, if permitted by applicable law, authorizes the Administrator to sign on its behalf in the form presented to it and without liability therefor. The tax returns and statements of the Trust shall be prepared with any election, allocation and similar tax-related decision as the Administrator determines in its sole discretion. For the avoidance of doubt, the Owner Trustee shall have no duty to prepare, review or verify the information contained in any tax or information returns with respect to the Trust and shall not have any liability for any related taxes, fees or penalties in connection therewith.

(b) If the Trust is not respected as a grantor trust for federal income tax purposes, and instead constitutes an entity classified as a partnership for federal income tax purposes, then the Depositor (or a U.S. Affiliate of the Depositor if the Depositor is ineligible) shall be designated the “partnership representative” of the Trust under Section 6223(a) of the Code and any corresponding provision of State law (and as the tax matters partner for any applicable State tax purposes) to the extent permitted under law. The Trust shall (or the Depositor shall cause the Trust to, or the Depositor shall instruct the Administrator on behalf of the Trust to), to the extent eligible, make the election under Section 6221(b) of the Code (and any corresponding provision of State law) with respect to determinations of adjustments at the partnership level and take any other action such as disclosures and notifications necessary to effectuate such election (including working with the Depositor to designate any designated individual required under the law). If the election described in the preceding sentence is not available, to the extent applicable, the Trust shall (or the Depositor shall cause the Trust to, or the Depositor shall instruct the Administrator on behalf of the Trust to) make the election under Section 6226(a) of the Code (and any corresponding provision of State law) with respect to the alternative to payment of imputed underpayment by partnership and take any other action such as filings, disclosures and notifications necessary to effectuate such election. Notwithstanding the foregoing, the Trust, Depositor and Administrator are each authorized, in its sole discretion, to make any available election related to Sections 6221 through 6241 of the Code (and any corresponding provision of State law) and take any action it deems necessary or appropriate to comply with the requirements of Sections 6221 through 6241 of the Code and conduct the Trust’s affairs under Sections 6221 through 6241 of the Code (and any corresponding provision of State law). Each Certificateholder and, if different, each beneficial owner of a Certificate, shall promptly provide the Trust, Depositor and Administrator any requested information, documentation or material to enable the Trust to make any of the elections described in this clause (b) and otherwise comply with Sections 6221 through 6241 of the Code (and any corresponding provision of State law). Each Certificateholder and, if different, each beneficial owner of a Certificate shall hold the Trust and its affiliates harmless for any expenses or losses (i) resulting from a beneficial owner of a Certificate not properly taking into account or paying its allocated adjustment or liability under Section 6226 of the Code (or any corresponding provision of State law) or (ii) suffered that are attributable to the management or defense of an audit under Sections 6221 through 6241 of the Code or otherwise due to actions it takes with respect to and to comply with the rules under Sections 6221 through 6241 of the Code (or any corresponding provision of State law).

Section 5.6 Rule 144A Information. At any time when the Trust is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Certificateholder, the Depositor shall promptly furnish or cause to be furnished Rule 144A Information to such Certificateholder, to a prospective purchaser of such Certificate designated by such Certificateholder or to the Certificate Registrar for delivery to such Certificateholder or a prospective purchaser designated by such Certificateholder in order to permit compliance by such Certificateholder with Rule 144A in connection with the resale of such Certificate by such Certificateholder.

ARTICLE VI

AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party, in each case in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee’s execution thereof and the Depositor’s execution of this Trust Agreement, and to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $600,000,000 (comprising $99,400,000 in aggregate principal amount of Class A-1 Notes, $203,400,000 in aggregate principal amount of Class A-2 Notes, $153,380,000 in aggregate principal amount of Class A-3 Notes, $32,470,000 in aggregate principal amount of Class B Notes, $54,130,000 in aggregate principal amount of Class C Notes, $45,460,000 in aggregate principal amount of Class D Notes and $11,760,000 in aggregate principal amount of Class E Notes). In addition to the foregoing, the Owner Trustee is authorized to take all actions required of the Trust pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action on behalf of the Trust as is permitted by the Transaction Documents and which the Certificateholders, the Servicer or the Administrator recommends in writing with respect to the Transaction Documents, except to the extent that this Trust Agreement expressly requires the consent of Certificateholders for such action.

Section 6.2 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Trust Agreement and to administer the Trust for the benefit of the Certificateholders, subject to the lien of the Indenture and in accordance with the provisions of this Trust Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged (or caused to be discharged) its duties and responsibilities hereunder to the extent the Administrator is required in the Administration Agreement to perform any act or to discharge such duty of the Owner Trustee or the Trust hereunder or under any other Transaction Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. The Owner Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer shall have actual knowledge of such Event of Default or (ii) written notice of such Event of Default shall have been given to the Owner Trustee in accordance with the provisions of this Trust Agreement.

Section 6.3 Action upon Instruction.

(a) Subject to Article IV, Section 3.12, and in accordance with the terms of the Transaction Documents, the Certificateholders and the Administrator may, by written instruction, direct the Owner Trustee in the management of the Trust. Further, with respect to provisions hereunder that provide for instruction by the Certificateholders, for so long as all outstanding Certificates are Book-Entry Certificates, if the Owner Trustee shall have notified the Certificateholders in writing of a proposed action and within 15 Business Days of such notice none of the Certificateholders shall have notified the Owner Trustee in writing that such Certificateholder has withheld consent or provided alternative instruction, the Owner Trustee, in the place of Certificateholder instruction hereunder, may accept and rely on written instruction of the Administrator. If subsequently the Owner Trustee receives alternative written instruction from the Certificateholders, such subsequent instruction shall control.

(b) The Owner Trustee shall not be required to take any action under this Trust Agreement or any other Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms of this Trust Agreement or any other Transaction Document or is otherwise contrary to law.

(c) Subject to Article IV, whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or any other Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Administrator requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Administrator received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Trust Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

(d) Subject to Article IV, in the event the Owner Trustee is unsure as to the application of any provision of this Trust Agreement or any other Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Administrator requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate written instruction within ten (10) days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement or the other Transaction Documents, as it shall deem to be in the best interests of the Certificateholders and shall have no liability to any Person for such action or inaction.

Section 6.4 No Duties Except as Specified in this Trust Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Trust Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3, and no implied duties (including fiduciary duties), liabilities or obligations shall be read into this Trust Agreement or any other Transaction Document against the Owner Trustee or any of its officers, directors, employees, agents or affiliates. The Owner Trustee shall have no responsibility for filing any financing or continuation statement or amendment in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Trust Agreement or any other Transaction Document. The Owner Trustee shall, however, at its own cost and expense, promptly take all action as may be necessary to discharge any lien (other than the lien of the Indenture) on any part of the Owner Trust Estate that results from actions by, or claims against, the Owner Trustee in its individual capacity that are not related to the ownership or the administration of the Owner Trust Estate.

Section 6.5 No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Trust Agreement, (ii) in accordance with the other Transaction Documents to which the Trust is a party and (iii) in accordance with any document or written instruction delivered to the Owner Trustee pursuant to Section 6.3.

Section 6.6 Restrictions. The Owner Trustee shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (ii) that, to the actual knowledge of the Owner Trustee, would (A) affect the treatment of the Notes as indebtedness for federal income tax purposes, or (B) cause either the Trust or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes or the Grantor Trust to fail to be classified as a grantor trust for federal income tax purposes. The Certificateholders, the Depositor, the Administrator and the Servicer shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

Section 6.7 Instructions by Electronic Methods. The Owner Trustee is hereby authorized to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods (“Electronic Methods”) by persons believed by the Owner Trustee to be authorized to give instructions and directions on behalf of the Depositor. The Owner Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Depositor (other than to verify that the signature on a facsimile is the signature of a person authorized to give instructions and directions on behalf of the Depositor), and the Owner Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Depositor as a result of such reliance upon or use of Electronic Methods to submit instructions and directions to the Owner Trustee, including the risk of the Owner Trustee taking unauthorized instructions, and the risk of interception and misuse by third parties.

Section 6.8 Communications Regarding Demands to Repurchase Receivables. The Owner Trustee shall provide notice to CarMax and the Depositor as soon as practicable of all demands communicated to a Responsible Officer of the Owner Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable. Subject to this Section 6.8, the Owner Trustee shall have no obligation to take any other action with respect to a demand. However, the Owner Trustee shall, upon written request of either CarMax or the Depositor, provide notification to CarMax and the Depositor with respect to any actions taken by the Owner Trustee with respect to any such demand communicated to a Responsible Officer of the Owner Trustee in respect of any Receivables, such notifications to be provided by the Owner Trustee as soon as practicable and in any event within five Business Days of such request or such other time frame as may be mutually agreed to by the Owner Trustee and CarMax or the Depositor, as applicable. The Owner Trustee acknowledges and agrees that the purpose of this Section 6.8 is to facilitate compliance by CarMax and the Depositor with Rule 15Ga-1 under the Exchange Act, as amended, and Items 1104(e) and 1121(c) of Regulation AB (the “Repurchase Rules and Regulations”). The Owner Trustee acknowledges that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by CarMax and the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of the Repurchase Rules and Regulations. The Owner Trustee shall cooperate fully with CarMax and the Depositor to deliver any and all records and any other information in its actual possession that are reasonably requested in writing by CarMax or the Depositor and necessary in the good faith determination of CarMax and the Depositor to permit them to comply with the provisions of the Repurchase Rules and Regulations. In no event shall the Owner Trustee have (i) any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB or (ii) any duty or obligation to undertake any investigation or inquiry related to repurchase activity or otherwise to assume any additional duties or responsibilities except as expressly set forth in this Section 6.8.

ARTICLE VII

REGARDING THE OWNER TRUSTEE

Section 7.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Trust Agreement. The Owner Trustee also agrees to disburse all monies actually received by it constituting part of the Owner Trust Estate upon the terms of this Trust Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any other Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee, in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(i) the Owner Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Owner Trustee unless it is proved that the Owner Trustee was negligent in ascertaining the pertinent facts;

(ii) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken in good faith by it in accordance with the provisions of this Trust Agreement at the instructions of any Certificateholder, the Indenture Trustee, the Depositor, the Administrator or the Servicer;

(iii) no provision of this Trust Agreement or any other Transaction Document shall require the Owner Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or under any other Transaction Document unless the Owner Trustee shall be furnished with indemnification reasonably satisfactory to it;

(iv) the Owner Trustee shall not be liable for any indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes or distributions to the Certificateholders;

(v) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the other Transaction Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Transaction Documents;

(vi) the Owner Trustee shall not be liable for the default or misconduct of the Servicer, the Administrator, the Depositor or the Indenture Trustee under any of the Transaction Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Trust Agreement or the other Transaction Documents that are required to be performed by the Administrator under the Administration Agreement, the Servicer under the Sale and Servicing Agreement or the Indenture Trustee under the Indenture;

(vii) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or otherwise or in relation to this Trust Agreement or any other Transaction Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby;

(viii) the right of the Owner Trustee to perform any discretionary act enumerated in this Trust Agreement or any other Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable other than for its willful misconduct, bad faith or negligence in the performance of any such act;

(ix) in no event shall the Owner Trustee be responsible or liable (A) for special, indirect, punitive, consequential loss or damage of any kind whatsoever (including loss of profit), (B) for the acts or omissions of clearing agencies or securities depositories or any of their respective nominees or correspondents, (C) for acts or omissions of brokers or dealers or (D) for any losses due to forces beyond the control of the Owner Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, pandemics or epidemics, loss or malfunctions of utilities, communications or computer (software and hardware) services provided by third parties selected by the Owner Trustee with reasonable care;

(x) the Owner Trustee shall have no responsibility for the accuracy of any information provided to Certificateholders or any other person that has been obtained from, or provided to the Owner Trustee by, any other Person;

(xi) the Owner Trustee shall not be liable for any failure to anticipate incurring Expenses as long as the Owner Trustee acts in good faith based on the facts reasonably available to it at the time of such determination;

(xii) the Owner Trustee shall not be deemed to have knowledge or notice of any fact or event unless a Responsible Officer of the Owner Trustee has actual knowledge thereof or unless written notice of such fact or event is received by a Responsible Officer and such notice references the fact or event;

(xiii) the Owner Trustee shall have no responsibility to monitor CarMax’s compliance with or be charged with knowledge of the risk retention rules of 17 CFR Part 246, nor shall it be liable to any investor, Holder, or any party whatsoever for violation of such rules or requirements or such similar provisions now or hereafter in effect; and

(xiv) The Owner Trustee shall not have any obligation or duty to supervise or monitor the performance of any other Person and shall have no liability for the failure of any other Person to perform its obligations or duties under the Transaction Documents or otherwise.

Section 7.2 Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders, promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

Section 7.3 Representations and Warranties. The Owner Trustee, in its individual capacity, hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

(a) it is a national banking association duly organized and validly existing in good standing under the laws of the United States and has all requisite power and authority to execute, deliver and perform its obligations under this Trust Agreement;

(b) it has taken all action necessary to authorize the execution and delivery by it of this Trust Agreement, and this Trust Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Trust Agreement on its behalf;

(c) neither the execution nor the delivery by it of this Trust Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order of any court, administrative agency or tribunal applicable to it, or conflict with or result in a breach or violation of, or constitute any default under its charter documents or by-laws or any indenture, mortgage, bank credit agreement, contract, agreement or instrument to which it is a party or by which any of its properties may be bound; and

(d) there are no actions, suits or proceedings pending or threatened against it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on its right, power and authority to enter into or perform its obligations under this Trust Agreement.

Section 7.4 Reliance; Advice of Counsel.

(a) The Owner Trustee may rely upon, shall be protected in relying upon, and shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Trust Agreement or the other Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys or a custodian or nominee pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys or a custodian or nominee if such agents or attorneys or a custodian or nominee shall have been selected by the Owner Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Trust Agreement or any other Transaction Document.

Section 7.5 Not Acting in Individual Capacity. Except as provided in Section 7.3, in accepting the trusts hereby created, Wilmington Trust, National Association acts solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Trust Agreement or any other Transaction Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 7.6 Owner Trustee Not Liable for Certificates or Receivables. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, any other Transaction Document, the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholders under this Trust Agreement or to the Noteholders under the Indenture, including the existence, condition and ownership of any Financed Vehicle, the existence and enforceability of any insurance thereon, the existence and contents of any Receivable on any computer or other record thereof, the validity of the assignment of any Receivable to the Trust or any intervening assignment, the completeness of any Receivable, the performance or enforcement of any Receivable, the compliance by the Depositor or the Servicer with any warranty or representation made under any Transaction Document or in any related document, or the accuracy of any such warranty or representation or any action of the Indenture Trustee, the Administrator or the Servicer taken in the name of the Owner Trustee.

Section 7.7 Owner Trustee May Own Certificates and Notes. The Owner Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Servicer, the Administrator and the Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.

Section 7.8 Regulation AB. The Owner Trustee shall cooperate in good faith with the Depositor to ensure compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Owner Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise. The Owner Trustee shall deliver to the Depositor (including any of its assignees or designees) upon request any and all reports, statements, certifications, records and other information necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Owner Trustee and the Receivables, or the servicing of the Receivables, reasonably believed by the Depositor to be necessary in order to effect such compliance. The Depositor shall not request information or disclosures pursuant to this Section 7.8 other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act or the rules and regulations of the Commission under the Securities Act or the Exchange Act.

Section 7.9 Regulatory Investigations. It shall be the Administrator’s duty and responsibility, and not the Owner Trustee’s duty or responsibility, to cause the Trust to comply with, respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding, obligation or inquiry relating in any way to the Trust, its assets or the conduct of its business; provided, that, the Owner Trustee hereby agrees to cooperate with the Administrator and to comply with any reasonable request made by the Administrator for the delivery of information or documents to the Administrator in the Owner Trustee’s actual possession relating to any such regulatory, administrative, governmental, investigative or other proceeding or inquiry. In the event that the Owner Trustee receives any notice of such proceeding or inquiry, the Owner Trustee shall promptly give such notice to the Administrator.

ARTICLE VIII

COMPENSATION AND INDEMNIFICATION OF OWNER TRUSTEE

Section 8.1 Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Servicer and such trustee, and the Owner Trustee shall be reimbursed by the Servicer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as such trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.2 Indemnification. To the fullest extent permitted by applicable law, the Initial Servicer shall be liable as prime obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses, including legal fees and expenses in connection with the enforcement of their indemnification rights hereunder) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any other Indemnified Party in any way relating to or arising out of this Trust Agreement, the other Transaction Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; provided, however, that the Initial Servicer shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1. Except as otherwise provided in Section 5.4(b) of the Indenture, in no event will the Initial Servicer or the Owner Trustee be entitled to make any claim upon the Owner Trust Estate for the payment or reimbursement of any Expenses. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Trust Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Initial Servicer, which approval shall not be unreasonably withheld.

Section 8.3 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

ARTICLE IX

TERMINATION

Section 9.1 Termination of Trust Agreement.

(a) This Trust Agreement (other than the provisions of Article VIII) shall terminate and be of no further force or effect and the Trust shall dissolve upon the earlier of (i) the payment to the Servicer, the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and this Trust Agreement and (ii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Owner Trust Estate or otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) No Certificateholder shall be entitled to revoke or terminate the Trust.

(c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five (5) Business Days of receipt of notice of such termination from the Servicer, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to the Certificateholders, subject to Section 3808 of the Statutory Trust Statute, amounts distributable on such Distribution Date pursuant to Section 5.2. In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Trust Agreement. Subject to applicable escheat laws, any funds remaining in the Trust Estate after exhaustion of such remedies shall be distributed by the Owner Trustee to the Certificateholders in proportion to each Certificateholder’s Certificate Percentage Interest.

(d) The Paying Agent, upon surrender of the outstanding Certificates, shall distribute the remaining Trust Estate (if any) in accordance with Article V hereof. Upon the winding up of the Trust, in accordance with Section 3808 of the Statutory Trust Statute, and its termination, the Owner Trustee shall, at the written direction and expense of the Depositor, cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Statute.

ARTICLE X

SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.1 Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times (i) be a corporation or banking association satisfying the provisions of Section 3807(a) of the Statutory Trust Statute, (ii) be authorized to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or State authorities and (iv) have (or have a parent that has) a long-term debt rating of investment grade by each of the Rating Agencies or otherwise be acceptable to each of the Rating Agencies. If such corporation or banking association shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 10.1 the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

Section 10.2 Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator and the Depositor. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee (acceptable to the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or the Owner Trustee shall otherwise become incapable of acting, then the Administrator shall remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee (acceptable to the Depositor) by written instrument, in duplicate, one copy of which instrument shall be delivered to the removed Owner Trustee and one copy to the successor Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide (or cause to be provided) notice of such resignation or removal of the Owner Trustee to the Depositor, the Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies.

Section 10.3 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Trust Agreement, and thereupon, subject to the payment of all fees and expenses owed to the predecessor Owner Trustee, the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Trust Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall, upon payment of its fees and expenses, deliver to the successor Owner Trustee all documents, statements and monies held by it under this Trust Agreement, and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section 10.3 unless, at the time of such acceptance, such successor Owner Trustee shall be eligible pursuant to Section 10.1.

Any successor Owner Trustee appointed pursuant to this Section 10.3 shall file an amendment to the Certificate of Trust with the Secretary of State reflecting the name and principal place of business of such successor in the State of Delaware.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Administrator shall provide (or cause to be provided) notice of such appointment to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to provide such notice within ten (10) days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be provided at the expense of the Administrator.

Section 10.4 Merger or Consolidation of Owner Trustee.

(a) If the Owner Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association, without any further act except the filing of an amendment to the Certificate of Trust, if required under the Statutory Trust Statute, shall be the successor Owner Trustee; provided, however, that such corporation or banking association must be otherwise qualified and eligible under Section 10.1. The Owner Trustee shall provide the Administrator (who shall promptly forward to the Rating Agencies) with prior written notice of any such transaction.

(b) If at the time such successor or successors by consolidation, merger or conversion to the Owner Trustee shall succeed to the trusts created by this Trust Agreement any of the Certificates shall have been authenticated but not delivered, any such successor to the Owner Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Certificates so authenticated, and in case at that time any of the Certificates shall not have been authenticated, any such successor to the Owner Trustee may authenticate such Certificates either in the name of any predecessor trustee or in the name of the successor to the Owner Trustee. In all such cases such certificates shall have the full force which the Certificates or this Trust Agreement provide that the certificate of the Owner Trustee shall have.

Section 10.5 Appointment of Co-Trustee or Separate Trustee.

(a) Notwithstanding any other provisions of this Trust Agreement to the contrary, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and may execute and deliver an instrument to appoint one or more Persons approved by the Owner Trustee to act as co-trustee or co-trustees, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Owner Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Trust Agreement shall be required to meet the terms of eligibility as a successor trustee under Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required under Section 10.3.

(b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Owner Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

(ii) no trustee under this Trust Agreement shall be personally liable by reason of any act or omission of any other trustee under this Trust Agreement; and

(iii) the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Trust Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Trust Agreement, specifically including every provision of this Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Owner Trustee its agent or attorney-in-fact with full power and authority, to the extent permitted by law, to do any lawful act under or in respect of this Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Supplements and Amendments.

(a) This Trust Agreement may be amended from time to time by a written amendment duly executed and delivered by the Depositor and the Owner Trustee, without the consent of any Noteholder, any Certificateholder or any other Person, including to further prevent or help avoid the application to the Notes of the Treasury Regulations (or other interpretive guidance) issued under Section 385 of the Code; provided, however, that (i) any such amendment shall not, as evidenced by an Opinion of Counsel to the Depositor delivered to the Indenture Trustee and Owner Trustee, adversely affect in any material respect the interests of the Noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Trust Agreement may be amended from time to time by the Depositor and the Owner Trustee, with the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Trust Agreement or modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment may:

(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders, or change any Note Rate, without the consent of all Noteholders and Certificateholders adversely affected by such amendment;

(ii) reduce the percentage of the Note Balance or the percentage of the aggregate Certificate Percentage Interest the consent of the Holders of which is required for any amendment to this Trust Agreement without the consent of all the Noteholders and Certificateholders adversely affected by the amendment; or

(iii) adversely affect the rating assigned by any Rating Agency to any Class of Notes without the consent of the Holders (as defined in the Indenture) of Notes evidencing not less than 66 2/3% of the aggregate principal amount of the then outstanding Notes of such Class.

(c) Any term or provision of this Trust Agreement may also be amended from time to time by the Depositor and the Owner Trustee for the purpose of conforming the terms of this Trust Agreement to the description thereof in the Prospectus or, to the extent not contrary to the Prospectus, to the description thereof in an offering memorandum with respect to the Class E Notes without the consent of the Indenture Trustee, any Noteholder, any Certificateholder, the Trust, the Grantor Trust or any other Person; provided, however, that the Depositor shall provide written notification of the substance of such amendment to the Indenture Trustee and the Trust.

(d) Prior to the execution of any amendment or consent pursuant to Section 11.1, the Depositor shall provide written notification of the substance of such amendment or consent to each Rating Agency.

(e) Promptly after the execution of any such amendment or consent, the Owner Trustee, at the expense of the Trust, shall furnish an executed copy of such amendment or consent to each Certificateholder and the Depositor shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and the Rating Agencies.

(f) It shall not be necessary for the consent of the Certificateholders or the Noteholders pursuant to Section 11.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Trust Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

(g) Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall file such amendment or cause such amendment to be filed with the Secretary of State.

(h) The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee’s own rights, duties, liabilities or immunities under this Trust Agreement or otherwise.

(i) Prior to the execution of any amendment to this Trust Agreement or any amendment to any other agreement to which the Trust is a party, the Owner Trustee shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel or an Officer’s Certificate of the Depositor stating that the execution of such amendment is authorized or permitted by this Trust Agreement and that all conditions precedent in this Trust Agreement to the execution and delivery of such amendment have been satisfied.

(j) Notwithstanding subsections (a) and (b) of this Section 11.1, and for the avoidance of doubt subject to Section 3.12, this Trust Agreement may only be amended by the Depositor and the Owner Trustee at the direction of the Administrator if (i) the Certificateholders evidencing not less than 51% of the aggregate Certificate Percentage Interests, or, if 100% of the aggregate Certificate Percentage Interests is then beneficially owned by CarMax Funding and/or its Affiliates, such Person (or Persons) consent to such amendment or (ii) such amendment shall not, as evidenced by an Officer’s Certificate of the Depositor or an Opinion of Counsel delivered to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interests of the Certificateholders. For the avoidance of doubt, no consent of the Certificateholders or delivery of any such Officer’s Certificate or Opinion of Counsel contemplated in clause (ii) of this subsection (j) shall be required in connection with an amendment to this Trust Agreement pursuant to subsection (c) of this Section 11.1.

(k) Notwithstanding anything herein to the contrary, no amendment shall be made to this Trust Agreement that would cause the Trust or the Grantor Trust (or any part thereof) to be classified as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes, or the Trust or the Grantor Trust to be treated as engaged in the conduct of a trade or business within the United States, or the Grantor Trust (or any part thereof) to be classified as other than a grantor trust for United States federal income tax purposes.

Section 11.2 No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders in and to their beneficial interest in the Owner Trust Estate shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 11.3 Limitation on Rights of Others. The provisions of this Trust Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Administrator, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Trust Agreement or in the Certificates, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Trust Agreement or any covenants, conditions or provisions contained herein.

Section 11.4 Notices. All demands, notices and other communications under this Trust Agreement shall be in writing, personally delivered, sent by telecopier, email, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Owner Trustee, at the Corporate Trust Office, (ii) in the case of the Depositor, at the following address: 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, Attention: Treasurer, (iii) in the case of the Indenture Trustee, at the Corporate Trust Office, (iv) in the case of Fitch, at the following address: Fitch Ratings, Inc., 33 Whitehall Street, New York, New York, 10004, Attention: Auto Asset Backed Securities Group, and via email to surveillance-abs-auto@fitchratings.com, (v) in the case of S&P Global Ratings, at the following address: S&P Global Ratings, 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department, and via email to servicer_reports@spglobal.com and (vi) in the case of the Administrator, at the following address: 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Treasury Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder shall receive such notice.

Section 11.5 Severability. If any provision of this Trust Agreement or the Certificates shall be held for any reason whatsoever invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Trust Agreement and the Certificates shall not in any way be affected or impaired thereby.

Section 11.6 Separate Counterparts and Electronic Signature. This Trust Agreement may be executed in any number of counterparts, each of which counterparts when so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument. Each party agrees that this Trust Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Trust Agreement or such other documents shall have the same effect as manual signatures for the purposes of validity, enforceability and admissibility.

Section 11.7 Successors and Assigns. All covenants and agreements in this Trust Agreement and the Certificates shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

Section 11.8 Covenants of the Depositor. The Depositor shall not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Trust Agreement or any of the other Transaction Documents.

Section 11.9 No Petition. To the fullest extent permitted by applicable law, the Owner Trustee (not in its individual capacity but solely as Owner Trustee), by entering into this Trust Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Trust Agreement, hereby covenant and agree that they will not at any time institute against the Depositor, the Trust or the Grantor Trust, or join in any institution against the Depositor, the Trust or the Grantor Trust of, or cooperate with or encourage others to institute against the Depositor, the Trust or the Grantor Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Trust Agreement or any of the other Transaction Documents; provided, however, nothing in this Section shall preclude, or be deemed to stop, the Owner Trustee (i) from taking any action in (A) any case or Proceeding voluntarily filed or commenced by the Trust or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Owner Trustee, or (ii) from commencing against the Trust or any of its property any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.

Section 11.10 No Recourse. Each Certificateholder, by accepting a Certificate, acknowledges that the Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Trust Agreement, the Certificates or the other Transaction Documents.

Section 11.11 Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not define or limit any of the terms or provisions hereof.

Section 11.12 Governing Law; Waiver of Jury Trial.

(a) This Trust Agreement shall be construed in accordance with the laws of the State of Delaware and the obligations, rights and remedies of the parties under this Trust Agreement shall be determined in accordance with such laws.

(b) The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Trust Agreement.

Section 11.13 Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator’s compensation under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred under the Administration Agreement.

Section 11.14 Certificates Nonassessable and Fully Paid. The Certificateholders shall not be personally liable for the obligations of the Trust. The interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon the authentication thereof by the Owner Trustee pursuant to Section 3.3, Section 3.6 or Section 3.7, the Certificates are and shall be deemed fully paid.

Section 11.15 Ratification of Prior Actions. Any actions taken by the Owner Trustee or the Administrator, in each case for itself or on behalf of the Trust, in connection with the opening of bank accounts, deposit of monies into such accounts, obtaining of sales finance company licenses on behalf of the Trust and any actions related thereto are hereby confirmed and ratified in all respects, and the Owner Trustee shall be entitled to the indemnity provided for in Section 8.2 with respect to such actions.

Section 11.16 Legal Fees Associated with Indemnification. With respect to any indemnification provisions in this Trust Agreement providing that a party to this Trust Agreement is required to indemnify another party to this Trust Agreement for attorney’s fees and expenses, such fees and expenses are intended to include attorney’s fees and expenses relating to the enforcement of such indemnity.

Section 11.17 FinCEN Compliance. To help the government fight the funding of terrorism and money laundering activities, the Applicable Anti-Money Laundering Law, requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. Accordingly, in order to comply with Applicable Anti-Money Laundering Law, the Owner Trustee is required to obtain from time to time documentation to verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Owner Trustee will ask for documentation to verify its formation and existence as a legal entity, financial statements, licenses, tax identification documents, and identification and authorization documents from individuals claiming authority to represent the entity and other relevant documentation and information (including beneficial owners of such entities) reasonably required to comply with Applicable Anti-Money Laundering Law. The Owner Trustee may, to the fullest extent permitted by applicable law, including Applicable Anti-Money Laundering Law, conclusively rely on, and shall be fully protected and indemnified in relying on, any information received, and failure to provide any reasonably requested information may result in an inability of the Owner Trustee to perform its obligations hereunder which, at its sole option, may result in the immediate resignation of the Owner Trustee, notwithstanding anything to the contrary in this Trust Agreement. The CTA may require the Trust to file reports with FinCEN after the date of this Trust Agreement. It shall be the Depositor’s duty and not the Owner Trustee’s or the Indenture Trustee’s duty to cause the Trust to make such filings and to cause the Trust to comply with its obligations under the CTA, if any.

Further, the parties hereto agree that for purposes of Applicable Anti-Money Laundering Law and the CTA, to the fullest extent permitted by law, the Certificateholders are the sole direct owners of the Trust, acknowledge that the Owner Trustee acts solely as a directed trustee at the direction of the Certificateholders, the Administrator or other instructing party as contemplated hereunder and that one or more senior officers or other individuals affiliated with the Certificateholders, the Administrator or such other instructing party, are and shall deemed to be the persons with the power and authority to exercise substantial control over the Trust.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Depositor and the Owner Trustee have caused this Trust Agreement to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

CARMAX AUTO FUNDING LLC,
as Depositor

By:	/s/ Greg Dostich
Name: Greg Dostich
Title: Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Owner Trustee

By:	/s/ Samantha Newland
Name: Samantha Newland
Title: Assistant Vice President

Accepted and agreed:

CARMAX BUSINESS SERVICES, LLC, as Servicer

By:	/s/ Enrique Mayor-Mora
Name: Enrique Mayor-Mora
Title: Executive Vice President and Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION acknowledges and accepts, as of the date first above written, its appointment as Paying Agent and Certificate Registrar in accordance with the terms of this Trust Agreement and agrees to be bound by the terms of this Trust Agreement applicable to the Indenture Trustee, Paying Agent and Certificate Registrar.

By:	/s/ Jennifer Napolitano
Name: Jennifer Napolitano
Title: Vice President

Trust Agreement (CSRT 2026-C – CarMax)

Exhibit A

Form of Certificate

THIS ASSET-BACKED CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE NOTES TO THE EXTENT DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE REFERRED TO HEREIN.

REGISTERED	NO. R-[__]

Principal Amount of this Certificate: $[__________]
Aggregate Amount of all Certificates: $100,000 (which shall be deemed to be the equivalent of 100,000 units)
Percentage Interest of this Certificate: [__]%
[CUSIP NO. ____________]
[ISIN ____________]

CARMAX SELECT RECEIVABLES TRUST 2026-C

ASSET-BACKED CERTIFICATE

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

(This Certificate does not represent an interest in or obligation of CarMax Auto Funding LLC, CarMax Business Services, LLC or any of their respective Affiliates, except to the extent described below.)

THIS CERTIFICATE IS NOT NEGOTIABLE.

THIS CERTIFICATE OR ANY INTEREST HEREIN HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”). THIS CERTIFICATE OR ANY INTEREST HEREIN

Ex. A-1

MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) (1) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QUALIFIED INSTITUTIONAL BUYER”) WHO IS EITHER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (2) TO THE DEPOSITOR OR ANY OF ITS AFFILIATES, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE HOLDER OF SUCH CERTIFICATE OR CERTIFICATE PERCENTAGE INTEREST IN SUCH CERTIFICATE WAS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID, AND THE ISSUER MAY REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

BY ACQUIRING THIS CERTIFICATE (OR INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND IF THE PURCHASER OR TRANSFEREE IS A PLAN (AS DEFINED BELOW), ITS FIDUCIARY) IS DEEMED TO REPRESENT AND WARRANT THAT SUCH PURCHASER OR TRANSFEREE IS NOT ACQUIRING AND WILL NOT HOLD THIS CERTIFICATE (OR INTEREST HEREIN) ON BEHALF OF OR WITH THE ASSETS OF A PLAN THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE. FOR PURPOSES OF THE FOREGOING, “PLAN” MEANS AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF ERISA WHETHER OR NOT SUBJECT TO TITLE I OF ERISA, A “PLAN” AS DEFINED IN SECTION 4975 OF THE CODE, OR AN ENTITY OR ACCOUNT DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING.

EACH PURCHASER OR TRANSFEREE WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE PURCHASER OR TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE ISSUER, THE OWNER TRUSTEE, OR ANY INTERMEDIARY. IF AT ANY TIME, THE ISSUER DETERMINES OR IS NOTIFIED THAT THE PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE OR BENEFICIAL INTEREST IN SUCH CERTIFICATE WAS IN BREACH,

Ex. A-2

AT THE TIME GIVEN, OF ANY OF THE REPRESENTATIONS SET FORTH IN THE TRUST AGREEMENT, THE PAYING AGENT, THE CERTIFICATE REGISTRAR, THE ISSUER AND THE OWNER TRUSTEE MAY CONSIDER THE ACQUISITION OF THIS CERTIFICATE OR SUCH INTEREST IN SUCH CERTIFICATE VOID, AND THE ISSUER MAY REQUIRE THAT THIS CERTIFICATE OR SUCH INTEREST HEREIN BE TRANSFERRED TO A PERSON DESIGNATED BY THE ISSUER.

TRANSFERS OF THIS CERTIFICATE MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE TRUST AGREEMENT.

[THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $5,000 AND INTEGRAL MULTIPLES OF $1 IN EXCESS THEREOF. NO DISTRIBUTIONS OF MONEYS TO THE CERTIFICATEHOLDERS UNDER THE TRANSACTION DOCUMENTS SHALL BE DEEMED TO REDUCE THE NOMINAL PRINCIPAL AMOUNT OF ANY CERTIFICATE PRIOR TO PAYMENT IN FULL OF ALL OUTSTANDING NOTES; PROVIDED, THAT THE FINAL AGGREGATE $100,000 DISTRIBUTED TO THE CERTIFICATEHOLDERS UNDER THE TRANSACTION DOCUMENTS UPON FINAL DISTRIBUTION OF THE TRUST ESTATE AND TERMINATION OF THE ISSUER SHALL BE DEEMED TO REPAY THE AGGREGATE NOMINAL PRINCIPAL AMOUNT OF THE CERTIFICATES IN FULL; PROVIDED, FURTHER, THAT ANY FAILURE TO PAY IN FULL THE OUTSTANDING PRINCIPAL BALANCE OF A CERTIFICATE ON SUCH FINAL DISTRIBUTION DATE SHALL NOT RESULT IN A CLAIM AGAINST OR LIABILITY OF ANY PERSON FOR SUCH SHORTFALL.]

THIS CERTIFIES THAT _______________________________ is the registered owner of a ___% nonassessable, fully-paid, Certificate Percentage Interest in the Trust Estate of CarMax Select Receivables Trust 2026-C, a Delaware statutory trust (the “Issuer”) formed by CarMax Auto Funding LLC, a Delaware limited liability company (the “Depositor”).

The Issuer was created pursuant to a trust agreement, dated as of August 20, 2026, between the Depositor and Wilmington Trust, National Association, not in its individual capacity but solely as owner trustee (the “Owner Trustee”), as amended and restated by an Amended and Restated Trust Agreement, dated as of September 1, 2026 (as amended, supplemented or otherwise modified and in effect from time to time, the “Trust Agreement”) between the Depositor and the Owner Trustee, a summary of certain of the pertinent provisions of which is set forth below. Capitalized terms used but not defined herein have the meanings assigned to them in the Trust Agreement or in the Sale and Servicing Agreement, dated as of September 1, 2026 (as amended, supplemented or otherwise modified and in effect from time to time, the “Sale and Servicing Agreement”), among the Depositor, as seller, the Issuer, the Grantor Trust, CarMax Business Services, LLC, as Servicer, and U.S. Bank Trust Company, National Association, as Indenture Trustee, as the same may be amended or supplemented from time to time.

This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The provisions and conditions of the Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

Ex. A-3

THE RIGHTS OF THE ISSUER IN THE PROPERTY OF THE ISSUER (OTHER THAN THE CERTIFICATE PAYMENT ACCOUNT AND THE PROCEEDS THEREOF) HAVE BEEN PLEDGED TO THE INDENTURE TRUSTEE TO SECURE THE PAYMENT OF THE NOTES.

Pursuant to the Trust Agreement, there will be distributed on each Distribution Date to the Person in whose name this Certificate is registered at the close of business on the Business Day preceding such Distribution Date such Certificateholder’s Certificate Percentage Interest in the amount to be distributed to Certificateholders on such Distribution Date.

“Distribution Date” means the 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on October 15, 2026.

THE HOLDER OF THIS CERTIFICATE ACKNOWLEDGES AND AGREES THAT ITS RIGHTS TO RECEIVE DISTRIBUTIONS IN RESPECT OF THIS CERTIFICATE ARE SUBORDINATED TO THE RIGHTS OF THE NOTEHOLDERS AS DESCRIBED IN THE TRUST AGREEMENT, THE SALE AND SERVICING AGREEMENT AND THE INDENTURE, AS APPLICABLE.

It is the intent of the parties to the Trust Agreement that, for United States federal income or state and local income, franchise and value added tax purposes, (i) the Issuer will be a grantor trust; and (ii) the Notes will be characterized as debt. Each Certificateholder, by its acceptance of this Certificate, agrees to such treatment and agrees to take no action inconsistent with such tax treatment.

Each Certificateholder, by its acceptance of this Certificate, covenants and agrees that such Certificateholder will not at any time institute against the Depositor, the Trust or the Grantor Trust, or join in any institution against the Depositor, the Trust or the Grantor Trust of, or cooperate with or encourage others to institute against the Depositor, the Trust or the Grantor Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or State bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement, the Grantor Trust Agreement or any of the other Transaction Documents.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth on the face of this Certificate.

Unless the certificate of authentication hereon has been executed by an authorized officer of the Certificate Registrar, by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Ex. A-4

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Certificate to be duly executed as of the date set forth below.

Dated: September 28, 2026

CARMAX SELECT RECEIVABLES TRUST 2026-C

By:	WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

CERTIFICATE REGISTRAR’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Dated: September 28, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar

By:
Name:
Title:

Ex. A-5

[REVERSE OF CERTIFICATE]

By accepting this Certificate, the Certificateholder acknowledges that this Certificate represents a Certificate Percentage Interest in the Issuer only and does not represent an obligation of, or an interest in, the Depositor, the Seller, the Servicer, the Administrator, the Owner Trustee, the Grantor Trust, the Grantor Trust Trustee or any Affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Transaction Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement.

The Trust Agreement permits the Depositor and the Owner Trustee, on behalf of the Issuer, with certain exceptions therein provided, to amend or waive from time to time certain terms and conditions set forth in the Trust Agreement without the consent of the Holders of the Certificates. The Trust Agreement also permits the Depositor and the Owner Trustee, on behalf of the Issuer, with certain exceptions as therein provided, to amend or waive certain terms and conditions set forth in the Trust Agreement with the consent of the Holders of the Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the aggregate Certificate Percentage Interest. Any such consent or waiver by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

Transfers of this Certificate are subject to the limitations set forth in the Trust Agreement.

Each Certificateholder (and its fiduciary, if applicable) shall be deemed to have represented and warranted that such Certificateholder is not and is not acting on behalf of or using the assets of any (i) “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), including individual retirement accounts and Keogh plans, that is subject to the provisions of Section 4975 of the Code, (iii) entity or account whose underlying assets include “plan assets” within the meaning of the United States Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, by reason of an employee benefit plan’s or plan’s investment in such entity or (iv) employee benefit plan or arrangement that is subject to any law that is substantially similar to Title I of ERISA or Section 4975 of the Code to effect the transfer of such Certificate.

The Certificates are issuable only in registered form in denominations as provided in the Trust Agreement, subject to certain limitations therein set forth.

Ex. A-6

The Owner Trustee, the Certificate Registrar and any Paying Agent may treat the Person in whose name this Certificate is registered in the Certificate Register (as of the day of determination) as the owner of this Certificate for the purpose of receiving distributions pursuant to the Trust Agreement and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

The Trust Agreement, with certain exceptions therein provided, and the Trust shall terminate and be of no further force or effect upon the earlier of (i) the payment to the Servicer, the Noteholders and the Certificateholders of all amounts required to be paid to them pursuant to the terms of the Indenture, the Sale and Servicing Agreement and the Trust Agreement and (ii) the Distribution Date next succeeding the month which is one year after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust.

THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Ex. A-7

ASSIGNMENT

SOCIAL SECURITY NUMBER

OR OTHER IDENTIFICATION

NUMBER OF ASSIGNEE: ________________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________________________________ _______________________________________________________________________

(name and address of assignee)

the within Certificate and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________, attorney, to transfer said Certificate on the Certificate Register, with full power of substitution in the premises.

Dated:

*/

Signature Guaranteed:

*/

*/

NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Certificate Registrar.

Ex. A-8

SCHEDULE OF EXCHANGES IN BOOK-ENTRY CERTIFICATE

The initial Principal Amount of this Book-Entry Certificate is $[   ] and the initial Certificate Percentage Interest of this Book-Entry Certificate is [   ]%. The following exchanges of a part of this Book-Entry Certificate have been made:

Date of Exchange	Amount of decrease in this Book- Entry Certificate		Amount of increase in this Book- Entry Certificate		Amount of this Book-Entry Certificate following such decrease (or increase)
	Principal Amount	Percentage Interest	Principal Amount	Percentage Interest	Principal Amount	Percentage Interest	Signature of authorized officer of Certificate Registrar or securities custodian

Ex. A-9

Exhibit B

Form of Registration of Certificate Transfer Direction Letter Pursuant to the Trust Agreement

[___], 20[__]

Wilmington Trust, National Association,

as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration

U.S. Bank Trust Company, National Association,

as Certificate Registrar

190 South LaSalle Street

7th Floor

Mail Code: MK-IL-SL7C

Chicago, Illinois 60603

Attention: Corporate Trust Administration/CSRT 2026-C

Reference is hereby made to the Amended and Restated Trust Agreement, dated as of September 1, 2026 (the “Trust Agreement”), between CarMax Auto Funding LLC, as Depositor (the “Depositor”), and Wilmington Trust, National Association, as Owner Trustee (the “Owner Trustee”), governing CarMax Select Receivables Trust 2026-C (the “Issuer”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Trust Agreement.

You are hereby notified that [name of Transferor] (the “Transferor”) has transferred its [__]% beneficial interest in the Issuer evidenced by Certificate No. ____. Enclosed, please find the following documentation as required by the Trust Agreement:

1.	Original Certificate No. R-[__] for cancellation;

2.	Written instrument of transfer executed by Transferor with signature medallion guaranteed;[1]

3.	Incumbency certificate of Transferor certified by an officer of the Transferor;

4.	[Form W-9/W-8] [applicable successor form] of Transferee; and

[1]	[Please use form of Assignment attached to the back of the Form of Certificate on Exhibit A of the Trust Agreement.]

Ex. B-1

5.	Wire transfer information of Transferee.

You are hereby directed, as Owner Trustee and Certificate Registrar, as applicable, to take the following actions to register the certificate transfer in the order enumerated below:

(a)

cancel and dispose of, in accordance with the customary practices of the Certificate Registrar, the Certificate representing [___] Certificate Percentage Interest in the Issuer, bearing certificate number R-__, registered in the name of the Transferor;

(b)

execute and authenticate one or more Certificates, as specified in Schedule A hereto, representing the relevant Certificate Percentage Interest in the Issuer specified in Schedule A hereto, bearing such appropriate certificate number as determined by the Certificate Registrar and to register said Certificate in the name of the Transferee specified in the corresponding column on Schedule A hereto; and

(c)	to deliver said authenticated Certificates to the addresses specified in the corresponding column on Schedule A hereto.

The wire instructions of each Certificateholder are set forth on Schedule A hereto.

The undersigned Transferee hereby certifies to the Owner Trustee, the Certificate Registrar and the Indenture Trustee that the transfer requested hereby does not violate any of the transfer restrictions stated in the Trust Agreement.

The Transferee shall provide to the Administrator on behalf of the Issuer and the Depositor any further information required by the Issuer to comply with the Corporate Transparency Act, 31 U.S.C. § 5336, and its implementing regulations as may be amended from time to time (the “CTA”), including informing the Administrator if the Transferee or an owner of the Transferee will own or control at least 25 percent of the ownership interests of the Issuer as those terms are defined in the CTA, and if it is not the beneficial owner of a Certificate, such beneficial owner shall provide to the Administrator on behalf of the Issuer and the Depositor any further information required by the Issuer to comply with the CTA, including informing the Administrator if the beneficial owner or an owner of the beneficial owner will own or control at least 25 percent of the ownership interests of the Issuer as those terms are defined in the CTA.

[Signature Page Follows]

Ex. B-2

[TRANSFEROR]

By:
Name:
Title:

[TRANSFEREE]

By:
Name:
Title:

Ex. B-3

SCHEDULE A

[To be updated]

Name of Transferee	Tax ID Number of Transferee	Nominal Principal Amount[2]	Certificate Percentage Interest[11]	Delivery Address	Wire Instructions

[2]

Aggregate Percentage Interest and Nominal Principal Amount of new Certificates must match the Percentage Interest and Principal Amount of the transferred Certificate being cancelled pursuant to (a) above.

Ex. B-4

Exhibit C

Form of Certificate of Trust

Certificate of Trust of CarMax Select Receivables Trust 2026-C

This Certificate of Trust of CarMax Select Receivables Trust 2026-C (the “Trust”) is being filed to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1. Name. The name of the statutory trust formed by this Certificate of Trust is CarMax Select Receivables Trust 2026-C.

2. Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890.

3. Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee of the Trust

By:
Name:
Title:

Ex. C

Exhibit D

FORM OF VOTING DESIGNATION LETTER

Wilmington Trust, National Association,

as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration – CSRT 2026-C

U.S. Bank Trust Company, National Association, as Certificate Registrar (the “Certificate Registrar”)

190 South LaSalle Street

7th Floor

Mail Code: MK-IL-SL7C

Chicago, Illinois 60603

Attention: Corporate Trust Administration/CSRT 2026-C

The undersigned [ ] is a Holder of one or more Certificates issued by CarMax Select Receivables Trust 2026-C, a Delaware statutory trust created pursuant to that certain Trust Agreement, dated as of September 1, 2026 (the “Trust Agreement”), by and among CarMax Auto Funding LLC, as depositor (the “Depositor”), and Wilmington Trust, National Association, a national banking association (in its individual capacity, together with its successors and assigns, the “Trust Company”), as owner trustee (solely in such capacity, the “Owner Trustee”).

Capitalized terms used herein without definition have the meanings ascribed to them in or by reference to the Trust Agreement.

Pursuant to Section 3.12(a) of the Trust Agreement, the undersigned, a Foreign Certificateholder, hereby irrevocably assigns its Direction Rights under the Trust Agreement in respect of its Certificates to the following U.S. Designee:

(name and address of U.S. Designee)

The designation in this Designation Letter is irrevocable as of the date hereof, except that the designation shall terminate immediately if the U.S. Designee ceases to be a U.S. Person.

D-1

The undersigned acknowledges that (1) pursuant to Section 3.12(a) of the Trust Agreement, in order to exercise the Direction Rights of the Foreign Certificateholder designated hereunder, the U.S. Designee named above must provide to the Paying Agent, Owner Trustee and the Administrator a signed original Certification Letter, in the form attached as Exhibit E to the Trust Agreement and attached hereto, certifying that the U.S. Designee is a U.S. Person, and agreeing to notify the Paying Agent, Owner Trustee and the Administrator if it ceases to be a U.S. Person, along with a copy of this Designation Letter, and (2) for so long as this designation is effective and has not been terminated, the U.S. Designee shall exercise its own judgment with respect to the exercise of the undersigned’s Direction Rights, and the U.S. Designee’s decisions shall not be subject to direction or veto by any person.

By:
Name:
Title:
Dated:

D-2

Exhibit E

FORM OF VOTING CERTIFICATION LETTER

Wilmington Trust, National Association,

as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: Corporate Trust Administration – CSRT 2026-C

U.S. Bank Trust Company, National Association, as Certificate Registrar (the “Certificate Registrar”)

190 South LaSalle Street

7th Floor

Mail Code: MK-IL-SL7C

Chicago, Illinois 60603

Attention: Corporate Trust Administration/CSRT 2026-C

[Name and Address of Non-U.S. Holder]

The undersigned, [__________], does hereby certify as of the date of this Certification Letter, in connection with CarMax Select Receivables Trust 2026-C, a Delaware statutory trust created pursuant to that certain Trust Agreement, dated as of September 1, 2026 (the “Trust Agreement”), by and among CarMax Auto Funding LLC, as depositor (the “Depositor”), and Wilmington Trust, National Association, a national banking association (in its individual capacity, together with its successors and assigns, the “Trust Company”), as owner trustee (solely in such capacity, the “Owner Trustee”), as follows:

1. Pursuant to Section 3.12(a) of the Trust Agreement, [Name of Foreign Certificateholder] (the “Foreign Certificateholder”) has delivered the attached Designation Letter irrevocably assigning its Direction Rights under the Trust Agreement in respect of its Certificates to the undersigned U.S. Designee.

2. The U.S. Designee is a United States Person, as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (a “U.S. Person”).

3. The U.S. Designee agrees to notify the Paying Agent, Owner Trustee and the Administrator if it ceases to be a U.S. Person.

For so long as this designation is effective and has not been terminated, the U.S. Designee agrees that it shall exercise its own judgment with respect to the exercise of the Foreign Certificateholder’s Direction Rights, and the U.S. Designee’s decisions shall not be subject to direction or veto by any person.

E-1

Capitalized terms used herein without definition have the meanings ascribed to them in or by reference to the Trust Agreement.

By:
Name:
Title:
Dated:

E-2